Exhibit 8(a)(2)

                       STATE STREET BANK AND TRUST COMPANY

                             Custodian Fee Schedule

                         SCUDDER, STEVENS & CLARK FUNDS

                              (See Attachment "A")

                            Effective October 1, 1986

--------------------------------------------------------------------------------

     I.   Administration

          Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

          The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                            ANNUAL FEES PER PORTFOLIO

                                                     Custody, Portfolio
                 Fund Net Assets                     and Fund Accounting
                 ---------------                     -------------------

                 First $20 Million                        1/ 10     of 1%
                 Next $80 Million                         1/ 25     of 1%
                 Excess                                   1/100     of 1%

                 Minimum Monthly Charges           As stated in attachment "A"
                                                   and $2,000 for all new funds

     II.  Portfolio Trades - For each line item processed

          State Street Bank Repos                                       $  7.00

          DTC or Fed Book Entry                                         $ 12.00

          New York Physical Settlements                                 $ 25.00

          All other trades                                              $ 16.00

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     III. Options

          Option charge for each option written or
          closing contract, per issue, per broker                       $ 25.00

          Option expiration charge, per issue, per broker               $ 15.00

          Option exercised charge, per issue, per broker                $ 15.00

     IV.  Interest Rate Futures

          Transactions -- no security movement                          $  8.00

     V.   Coupon Bonds

          Monitoring for calls and processing coupons --
          for each coupon issue held -- monthly charge                  $  5.00

     VI.  Holdings Charge

          For each issue maintained -- monthly charge                   $  5.00

     VII. Principal Reduction Payments

          Per paydown                                                   $  3.00

    VIII. Dividend Charges (For items held at the Request
          of Traders over record date in street form)                   $ 50.00

     IX.  Earnings Credit

          A balance credit equa1 to 75% of the 90 day CD rate in effect the last business day of each month will be applied to the Custodian Demand Deposit Account balance of each fund, net of check redemption service overdrafts, on a pro-rated basis against the fund's custodian fee, excluding out-of-pocket expenses. The balance credit will be cumulative and carried forward each month. Any excess credit remaining at year-end (December 31) will not be carried forward.

     X.   Automated Pricing

          Monthly Base Fee                                              $175.00*

          Monthly Quote Charge -

          -  Municipal Bonds via Muller Data                            $ 21.00

          -  Principal Bonds via Kenny Information
             Systems                                                    $ 16.00

          -  Government, Corporate and Convertible
             Ponds via Merrill Lynch                                    $ 11.00

          -  Corporate and Government Bonds via
             Muller Data                                                $ 11.00

          -  Options, Futures and Private Placements                    $  6.00

          -  Foreign Equities and Bonds via Extel Ltd.                  $  6.00

          -  Listed Equities, OTC Equities, and Bonds                   $  6.00

          -  Corporate, Municipal, Convertible and
             Government Bonds, Adjustable Rate Preferred
             Stocks via IDSI                                            $  6.00

          For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio.

     XI.  Special Services

          Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.

     *    Does not apply to Variable Life Series

     XII. Out-of-Pocket Expenses

          A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

               Telephone
               Wire Charges ($4.70 per wire in and $4.55 out)
               Postage and Insurance
               Courier Service
               Duplicating
               Legal Fees
               Supplies Related to Fund Records
               Push Transfer -- $8.00 Each
               Transfer Fees
               Sub-custodian Charges
               Price Waterhouse Audit Letter
               Federal Reserve Fee for Return Check items over $2,500 - $4.25 GNMA Transfer - $15 each

    XIII. Payment

          The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices.

SCUDDER, STEVENS & CLARK FUNDS         STATE STREET BANK & TRUST CO.



By /s/ David S. Lee                    By /s/ [ILLEGIBLE]
   -----------------------------          ------------------------------------

Title  President                       Title  Vice President

Date   October 7, 1986                 Date   October 7, 1986

                                 ATTACHMENT "A"

Fund No.             Fund Name                                  Monthly Minimum
--------             ---------                                  ---------------

  7201        Scudder Income                                         $1,000
  7202        Scudder Growth & Income                                 1,000
  7203        Scudder Capital Growth                                  1,000
  7217        Scudder Government Mortgage Securities                  2,000
  7208        Scudder Cash Investment Trust                           1,500
  7209        Scudder Managed Muni Bond                               1,500
  7211        Scudder Government Money                                1,500
  7290        Scudder California Tax Free                             1,500
  7291        Scudder New York Tax Free                               1,500
  7241        Scudder Global                                          2,500
  7232        Scudder Target General 1986                             1,000
  7233        Scudder Target General 1987                             1,000
  7234        Scudder Target General 1990                             1,000
  7240        Scudder Target General 1994                             1,000
  7237        Scudder Target Government 1986                          1,000
  7238        Scudder Target Government 1987                          1,000
  7239        Scudder Target Government 1990                          1,000
  7260        Scudder Tax Free Target 1987                            1,000
  7261        Scudder Tax Free Target 1990                            1,000
  7262        Scudder Tax Free Target 1993                            1,000
  7251        Scudder Tax Free Target 1996                            1,000
  7264        Scudder U.S. Government Zero Coupon 1990                1,000
  7265        Scudder U.S. Government Zero Coupon 1995                1,000
  7266        Scudder U.S. Government Zero Coupon 2000                1,000
  7267        Scudder U.S. Government Zero Coupon 2005                1,000
  7268        Scudder U.S. Government Zero Coupon 2010                1,000
  7213        Scudder Variable Life Money Market                      1,000
  7214        Scudder Variable Life Equity                            1,000
  7215        Scudder Variable Life Diversified                       1,000
  7216        Scudder Variable Life Bond                              1,000
  7210        Scudder Tax Free Money Fund                             1,500
  7253        Scudder Variable Life Zero Coupon 1990                  1,000
  7254        Scudder Variable Life Zero Coupon 1995                  1,000
  7255        Scudder Variable Life Zero Coupon 2000                  1,000
  7256        Scudder Variable Life Zero Coupon 2005                  1,000
  7257        Scudder Variable Life Zero Coupon 2010                  1,000

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                                 ATTACHMENT "B"

                            to Custodian Fee Schedule

                              Dated October 1, 1986


Fund No.             Fund Name                                  Monthly Minimum
--------             ---------                                  ---------------
  7295        Scudder Equity Income                                  $1,000
  7292        Scudder High Yield Tax Free                             1,500
  7225        Scudder California Tax Free Money                       1,500
  7224        Scudder New York Tax Free Money                         1,500
  7206        Scudder Variable Life International                     1,500
  7223        Scudder Mass Tax Free                                   1,500
  7226        Scudder Ohio Tax Free                                   1,500
  7227        Scudder Penn Tax Free                                   1,500


SCUDDER, STEVENS & CLARK FUNDS         STATE STREET BANK & TRUST Co.


By /s/ David S. Lee                    By /s/ Wendy M. La[ILLEGIBLE]
   ---------------------------            --------------------------------

Title  President                       Title  Vice President

Date   June 26, 1987                   Date   4/8/88